UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2009

DOVER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-4018	53-0257888
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
280 Park Avenue
New York, NY 10017
(Address of Principal Executive Offices)
(212) 922-1640
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 5, 2009, Dover Corporation (the “Corporation”) approved certain amendments to its Supplemental Executive Retirement Plan (the “SERP”) effective January 1, 2010 to provide greater consistency with the Dover Corporation Pension Plan, a tax-qualified defined benefit pension plan (the “Pension Plan”).
The amended SERP will be renamed the Pension Replacement Plan (the “PRP”). Benefits accrued under the SERP formula through December 31, 2009 will be maintained. However, benefits accrued under the PRP before offsets after January 1, 2010 will be reduced to the benefits determined using the same benefit formula as under the Pension Plan, except that the Internal Revenue Code’s limits on compensation and benefits applicable to tax-qualified pension plans will not apply. In addition, the minimum age at which a participant may retire and receive unreduced benefits under the PRP will be increased to 65 from 62 for benefits accrued after January 1, 2011.
Employees within the Dover group will be eligible to participate in the PRP if they hold certain positions within the group, are U.S. taxpayers and earn more than 10% above the Internal Revenue Code’s compensation limits for tax-qualified pension plans. Each SERP participant as of December 31, 2009 will continue as a participant in the PRP. Benefits under the PRP may be forfeited if an employee engages in conduct that constitutes “cause” as defined in the PRP.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2009	DOVER CORPORATION (Registrant)
	By:	/s/ Joseph W. Schmidt
Joseph W. Schmidt
Vice President, General Counsel & Secretary